As filed with the Securities and Exchange Commission on November 5, 2014

Registration No. 333-196506

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TRAVELPORT WORLDWIDE LIMITED

(Exact Name of Each Registrant as Specified in Its Charter)

Bermuda	4700	98-0505105
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. employer identification number)

Axis One. Axis Park

Langley, Berkshire SL3 8AG

United Kingdom

+44-1753-288-000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Rochelle J. Boas, Esq.

Senior Vice President, Legal & Corporate Secretary

Axis One. Axis Park

Langley, Berkshire SL3 8AG

United Kingdom

+44-1753-288-000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Joshua N. Korff, Esq. Christian O. Nagler, Esq. Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 (212) 446-4800 (212) 446-4900 (facsimile)	Gregory A. Fernicola, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 4 Times Square New York, New York 10036 (212) 735-3000 (212) 735-2000 (facsimile)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

This Post-Effective Amendment No. 1 deregisters those securities that remain unsold hereunder as of the date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:    ☐

If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):    ☐

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) to the Registration Statement on Form S-1 (File No. 333-196506), which was declared effective by the Securities and Exchange Commission on September 24, 2014 (as supplemented, the “Registration Statement”), is being filed to deregister all 4,500,000 unsold common shares par value $0.0025 of Travelport Worldwide Limited registered under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Langley, United Kingdom, on November 5, 2014

Travelport Worldwide Limited (Registrant)

By:	/s/ Philip Emery
Philip Emery
Executive Vice President President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* Gordon A. Wilson	President and Chief Executive Officer, Director (Principal Executive Officer)	November 5, 2014

/s/ Philip Emery Philip Emery	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 5, 2014

* Antonios Baskoukeas	Group Vice President and Group Financial Controller (Principal Accounting Officer)	November 5, 2014

* Douglas M. Steenland	Chairman of the Board and Director	November 5, 2014

* Gavin Baiera	Director	November 5, 2014

* Gregory Blank	Director	November 5, 2014

* Scott McCarty	Director	November 5, 2014

*By:	/s/ Rochelle Boas
Name: Rochelle Boas
Title: As attorney-in-fact